UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2013

CHINA GENGSHENG MINERALS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34649	91-0541437
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No. 88 Gengsheng Road
Dayugou Town, Gongyi, Henan
People’s Republic of China
(Address of Principal Executive Offices)

451271
(Zip Code)

(86) 371-64059818
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2013, Ms. Shuxian Li tendered her resignation as interim Chief Financial Officer of China GengSheng Minerals, Inc. (the “Company”), effective immediately. Ms. Li’s resignation was for personal reasons and not in connection with any disagreement on any matter relating to the Company’s operations, policies or practices. On September 16, 2013, the Board of Directors of the Company accepted Ms. Li’s resignation and appointed Ms. Weina Zhang as interim Chief Financial Officer, effective September 16, 2013.

Ms. Zhang, 37, has been serving as the head of the Corporate Finance Department of Henan GengSheng High-Temperature Materials Co., Ltd., a subsidiary of the Company, since 2002. She worked as the head of the Audit Department of Henan GengSheng Refractories Co., Ltd., another subsidiary of the Company, from January 2000 to December 2001. Prior to that, Ms. Zhang was the secretary to the general manager of Henan GengSheng Refractories Co., Ltd. from August 1997 to December 1999. Ms. Zhang received a bachelor’s degree in accounting from Henan Industry University. Ms. Zhang is a qualified accountant in China and holds the certification of Registered Advanced Tax Planner.

Pursuant to Employment Agreement between the Company and Ms. Zhang dated September 16, 2013, Ms. Zhang will be entitled to an annual salary of Renminbi 70,000 (approximately $11,437) and will serve as the Company’s interim Chief Financial Officer until a suitable candidate for Chief Financial Officer has been qualified and selected by the Company.

There is no family relationship between Ms. Zhang and any of our other officers and directors. There are no understandings or arrangements between Ms. Zhang and any other person pursuant to which Ms. Zhang was selected as an officer.

Except for the aforementioned Employment Agreement, there has not been any transaction or currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Ms. Zhang had or will have a direct or indirect material interest since the beginning of the Company’s last fiscal year.

The forgoing description of the principal terms of the Employment Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.	Description
10.1	Employment Agreement, dated September 16, 2013, by and between Ms. Weina Zhang and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA GENGSHENG MINERALS, INC.

Date: September 19, 2013

By: /s/ Shunqing Zhang
       Name: Shunqing Zhang
       Title: Chief Executive Officer